Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

CEMEX, S.A.B. de C.V.:

We hereby consent to the incorporation by reference into (i) the Registration Statement on Form S-8 (File No. 333-13970) of CEMEX, S.A.B. de C.V., (ii) the Registration Statement on Form S-8 (File No. 333-83962) of CEMEX, S.A.B. de C.V., (iii) the Registration Statement on Form S-8 (File No. 333-86060) of CEMEX, S.A.B. de C.V. and (iv) the Registration Statement on Form S-8 (File No.333-128657) of CEMEX, S.A.B. de C.V., of our reports dated June 26, 2007, with respect to the consolidated balance sheets of CEMEX, S.A.B. de C.V. and subsidiaries as of December 31, 2005 and 2006, and the related consolidated statements of income, changes in stockholders' equity and changes in financial position for each of the years in the three year period ended December 31, 2006, and the related financial statements schedules, management assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in this December 31, 2006 Annual Report on Form 20-F of CEMEX, S.A.B. de C.V.

KPMG Cárdenas Dosal, S.C.

/s/ Leandro Castillo Parada

Leandro Castillo Parada

Monterrey, N.L., Mexico

June 26, 2007